UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☒           Preliminary Proxy Statement

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☐           Definitive Proxy Statement

☐          Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

PIMCO Dynamic Credit Income Fund
(Name of Registrant as Specified in Its Charter)

IRONSIDES PARTNERS OPPORTUNITY MASTER FUND L.P. IRONSIDES PARTNERS OPPORTUNITY MASTER FUND GP LLC IRONSIDES PARTNERS LLC RCK HOLDINGS LLC ROBERT C. KNAPP RICHARD W. COHEN
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

ANNUAL MEETING OF SHAREHOLDERS
OF
PIMCO DYNAMIC CREDIT INCOME FUND
_________________________

PROXY STATEMENT
OF
IRONSIDES PARTNERS OPPORTUNITY MASTER FUND L.P.
_________________________

Help to elect true independent, shareholder representation to the Board.  Vote on the GOLD proxy for Ironsides’ highly qualified, independent nominees today.

Ironsides Partners LLC, a Boston based investment manager (“Ironsides”), through its fellow participant in this solicitation is a shareholder of PIMCO Dynamic Credit Income Fund (“PCI” or the “Fund”).  We are writing to you in connection with the election of our nominees to the board of trustees of the Fund (the “Board”) at the annual meeting of shareholders scheduled to be held at the offices of Pacific Investment Management Company LLC, at 1633 Broadway, between West 50th and West 51st Streets, 42nd Floor, New York, New York 10019, on Thursday, April 30, 2015, at 10:30 a.m., local time (including any adjournments or postponements thereof and any meeting which may be called in lieu thereof, the “Annual Meeting”), who, if elected, would constitute two of the eight trustees of the Board.

As a result of the continued poor investment performance of PCI, its common shares (the “Shares”) trade at a significant discount to its net asset value or NAV.  This discount to NAV has magnified the loss to shareholders.  We believe the Board of PCI needs fresh ideas and an independent perspective from its manager, PIMCO. The current Board has failed to even attempt to address PCI’s discount, and we are convinced NOW is the time to take action in the best interests of all shareholders.

We are furnishing this proxy statement and the enclosed GOLD proxy card to shareholders for the following purposes:

1.	To elect two trustees of the Fund to hold office for the term indicated or until their successors shall have been elected and qualified; and

2.	To consider and vote upon such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.

If you have already sent a WHITE proxy card furnished by PCI’s management to the Fund, you have every right to change your vote by signing, dating and returning the enclosed GOLD proxy card or by following the instructions for telephone or Internet voting detailed thereon.  Only your latest dated proxy card counts!

This Proxy Statement is soliciting proxies to elect only our Nominees.  Accordingly, the enclosed GOLD proxy card may only be voted for our Nominees and does not confer voting power with respect to any of the Fund’s trustee nominees.  Please refer to Appendix A - Information Concerning the Annual Meeting and the Fund’s proxy materials for additional information concerning the Annual Meeting, including voting and proxy procedures, votes required for approval of the proposals and the solicitation of proxies.

If you have any questions or require assistance voting your Shares, please contact InvestorCom, Inc., who is assisting us, at their address and toll-free number listed on the following page.  This proxy statement and the enclosed GOLD proxy card are first being furnished to shareholders on or about _______ __, 2015.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

The Proxy Statement, GOLD proxy card and additional information can be found at:
www.icommaterials.com/PCI

IMPORTANT

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN.

•
If your Shares are registered in your own name, you may vote such Shares by signing, dating and mailing the enclosed GOLD proxy card in the enclosed return envelope to Ironsides, c/o InvestorCom, Inc., in the enclosed postage-paid envelope today.

•
If your Shares are held for you by a brokerage firm, bank, bank nominee or other institution on the record date, only they can vote such Shares and only upon receipt of your specific instructions.  Accordingly, please instruct your broker or bank to vote the GOLD proxy card on your behalf by following the instructions for Internet voting detailed on the enclosed GOLD proxy card, by calling the toll-free number contained therein, or by signing, dating and mailing the enclosed GOLD proxy card in the enclosed return envelope.

•	If you choose to use Internet voting, Ironsides will be identified as “Opposition” on Proxyvote.com.

If you have any questions or need assistance voting your Shares, please call:

InvestorCom, Inc.
65 Locust Avenue, Third Floor
New Canaan, Connecticut 06840

Shareholders Call Toll-Free at: (877) 972-0090
Banks and Brokers Call Collect at: (203) 972-9300

You may also contact Ironsides via email at
ChangePCI@ironsidespartners.com

THE PCI BOARD OF DIRECTORS HAS FAILED TO ACT IN THE BEST INTEREST OF SHAREHOLDERS

SEND A MESSAGE TO PCI:

Shareholders deserve concrete action to address the discount.

PCI’s continued underperformance is not acceptable.

The Board needs fresh ideas independent from PIMCO.

The time for action is now!

REASONS FOR OUR SOLICITATION

PCI’s NAV discount is unacceptable.

PCI’s Share price has traded since May 2013 at a persistent discount to its per Share net asset value, or NAV, that stands today at 10%. This discount to NAV has been as high as 11.5%, which is enormous for a bond fund and represents approximately 1.3x the annual income that PCI generates for investors.  In total, the current 10% discount represents $2.32 per share of lost value, or $318 million in lost value to shareholders collectively.  Any time a shareholder chooses to sell his or her ownership of a closed-end fund at a steep discount to NAV, that shareholder is harmed no matter what the fund’s discount was at the time the shareholder purchased their Shares of that fund.  When a NAV discount is excessive, a selling shareholder is forced to leave behind a sizeable portion of the value underlying the Shares at the time of sale.  We believe the fair value of a share of common stock of a closed-end fund invested in a liquid bond portfolio should be its NAV, or a value very close. There are methods available to reduce the discount and it is imperative that the Fund’s investment manager and directors use all reasonable means to insure that the Fund trades at or above NAV.  We questions whether that is being done at PCI.

PCI has underperformed since inception.

PCI was launched in January 2013 at an initial offering of $25 per share, selling 121 million shares and raising approximately $3.03 billion.  The closing price of the Shares on March 2, 2015 was $20.70 per share, down over 17% from the initial offering just two years ago.  The Shares have not traded at or above the offering price for nearly two years.

In addition to the poor performance, a significant discount to NAV has persisted since May 2013.  This constant discount to NAV is in stark contrast to the other PIMCO closed-end bond funds, which trade at an average premium to NAV of approximately 11%.  The following table shows the premium/discount and trailing twelve month total return (T12M) of the PIMCO bond funds (excluding exchange-traded funds and municipal bond funds).

PIMCO Closed-End Bond Funds*
Name	Ticker	Premium/ Discount	T12M Return
PIMCO High Income Fund	PHK	60.57%	11.25%
PIMCO Corporate Opportunity Fund	PTY	14.84%	(1.26)%
PIMCO Strategic Income Fund	RCS	11.49%	(0.86)%
PIMCO Corporate Income Fund	PCN	2.87%	(0.34)%
PIMCO Income Strategy Fund	PFL	2.17%	10.58%
PIMCO Income Strategy Fund II	PFN	(0.87)%	8.93%
PIMCO Income Opportunity Fund	PKO	(1.24)%	3.10%
PIMCO Dynamic Income Fund	PDI	(2.86)%	8.51%
PIMCO Dynamic Credit Income Fund	PCI	(10.12)%	(0.51)%

* - All data provided by Bloomberg as of February 27, 2015.

PCI ranks at or near the bottom of the PIMCO bond funds both in size of discount to NAV and trailing 12 month return.  We believe that the excessive discount to NAV is clearly related to PCI’s performance failure.  Since inception, PCI has lagged the bond market, generating a total return of approximately 1.8%, compared to the aggregate bond market, as measured by the iShare Core U.S. Aggregate Bond ETF, which generated a total return of 5.7% during this same period. We believe such a large discount and mediocre performance should not be rewarded with the status quo retention of the same Board.  Real action is required.

We believe that shareholders deserve a top manager in this difficult market and economic environment.

In September 2014, William “Bill” Gross resigned from Pacific Management Investment Company LLC (“PIMCO”), the Fund’s investment manager.  Mr. Gross was a founder and CIO for PIMCO.  His departure has caused considerable turmoil at PIMCO, illustrated perhaps best by the withdrawal of $268 billion in assets from its mutual funds and accounts during 2014.  After such dramatic changes at the manager, the Board has made no effort to find new directors with fresh outside perspective.

We would have expected this dramatic change to cause the Board to take some action to address PCI’s discount.  What the Board did, however, after obtaining shareholder approval, was to have the Fund enter into an investment management agreement with PIMCO on September 5, 2014.  PIMCO, which had previously served as the Fund’s sub-adviser, replaced Allianz Global Investors Fund Management LLC (“AGIFM”).  AGIFM and PIMCO are affiliates that are part of the global asset management business of Allianz SE.  Both AGIFM and PIMCO have failed to produce positive results for the Fund. We question whether continuing the status quo with the selection of PIMCO, the Fund’s former sub-advisor, as the investment manager was the correct choice, and ask the simple question: was any other manager even contemplated, let alone interviewed or considered?

We believe PCI’s “independent” nominees, who receive compensation for service on 92 different PIMCO funds, are too beholden to the Fund’s investment manager.

According to the PCI’s definitive proxy statement, its independent nominees serve as directors or trustees of 92 different PIMCO funds.  Mr. Gallagher was paid $218,000 and Mr. Dawson was paid $262,000 in 2014 for their services, respectively.

While the current composition of the Board appears to satisfy applicable securities and investment company laws, we question whether service by each of PCI’s directors on at least 92 funds in the same fund complex is in the best interests of the Fund’s shareholders. We question the effect this arrangement may have on their independent judgment as trustees of PCI. Consider:

•
the inherent conflicts of interest that we believe could arise as a result of serving as a director of so many registered investment companies. For example, we believe a person serving in such numerous positions may become unduly beholden to the Fund’s investment manager, and less inclined to act in the best interests of the Fund’s shareholders;

•
the incumbent directors’ lucrative arrangement whereby they each collect over $200,000 in annual fees in the aggregate for their service on PIMCO fund boards. We believe they could become far too beholden to the investment manger to take decisive action that benefits shareholders if it would negatively affect the fees collected by the Fund’s investment manager; and

•
whether the current directors are able to perform the essential task of objectively evaluating the mediocre performance of the Fund’s investment manager in light of their positions and fee arrangements. We do not believe any objective analysis could support retaining the Fund’s investment manager.  Being paid at least $200,000 by PIMCO’s funds, we question whether the current directors are the ones who should be minding the store.

We want to return value to shareholders.

Our goal is to help determine the best course of action to maximize value for all shareholders.  We believe the Fund has effectively been a failure since launch, and shareholders at the very least deserve the opportunity to exit at NAV if they desire.  If elected, subject to compliance with their fiduciary duties, our Nominees will work with the other directors to explore strategic opportunities to return value back to the Fund’s shareholders. Our Nominees would support taking steps such as making share repurchases in the market to narrow or ideally eliminate the discount at which the Shares trade, or even conducting a tender offer at NAV to allow disappointed shareholders the opportunity to exit at the full value of their diminished investment.  Moreover, our Nominees would support investigating strategic alternatives and the possibility of changing investment managers.

SERIOUS ACTION BY THE BOARD IS NEEDED.  IT IS TIME TO SEND A MESSAGE BY VOTING FOR THE IRONSIDES SLATE ON THE ENCLOSED GOLD PROXY CARD.

PROPOSAL NO. 1: ELECTION OF DIRECTOR

The following information sets forth the name, age, business address, present principal occupation, and employment and material occupations, positions, offices, or employments for the past five years of our director nominees (the “Nominees”). The nominations were made in a timely manner and in compliance with the applicable provisions of the Fund’s governing instruments.  If elected, the Nominees will become two of the eight trustees of the Board.

Name, Address and Age	Position(s) Held with the Fund	Term of Office and Length of Time Served	Principal Occupation(s) During the Past 5 Years	Number of Portfolios in Fund Complex Overseen by Nominee	Other Directorships Held by Nominee

Richard W. Cohen (Age 60) c/o Lowey Dannenberg Cohen & Hart, P.C. One North Broadway 5th Floor White Plains, NY 10601	N/A	N/A
Chairman of Lowey Dannenberg Cohen & Hart, P.C. (“Lowey”), a law firm that represents investors and directors in public companies, including closed-end funds. Mr. Cohen joined Lowey as an attorney in 1998 and has served as a director since 2005. He previously served as the President of Lowey from 2008 to 2014.
N/A
Served as a director of MGT Capital Corporation (NYSEMKT: MGT), a holding company, where he was also a member of its audit committee, nominating committee, and compensation committee from 2011 to 2012.

Robert C. Knapp (Age 48) c/o Ironsides Partners LLC 100 Summer Street Suite 2705 Boston, MA 02110	N/A	N/A	Founder and Managing Director of Ironsides, an investment firm and SEC-registered investment adviser.	N/A
Serves as a director of MVC Capital, Inc. (NYSE:MVC), an externally managed, non-diversified closed-end management investment company, since 2003; Africa Opportunity Partners Ltd. and its related fund vehicles, including the Africa Opportunity Fund Ltd. (LSE: AOF), since 2007; and Castle Private Equity AG (SWX: CPEN), a Swiss investment company specializing in private equity investments, since 2012.  Mr. Knapp has also served as an independent, non-executive director of Pacific Alliance Asia Opportunity Fund Ltd. (LSE: PAX) (and related fund vehicles) and its general partner, Pacific Alliance Group Asset Management Ltd., since 2010 and 2011, respectively.

THE NOMINEES

Richard W. Cohen, age 60, is the Chairman of Lowey Dannenberg Cohen & Hart, P.C. (“Lowey”), a law firm that represents investors and directors in public companies, including closed-end funds. Mr. Cohen joined Lowey as an attorney in 1998 and has served as a director since 2005. He previously served as the President of Lowey from 2008 to 2014. Mr. Cohen also served as a director of MGT Capital Corporation (NYSEMKT: MGT), a holding company, where he was also a member of its audit committee, nominating committee, and compensation committee, from 2011 to 2012. Mr. Cohen is admitted to practice law in New York and Pennsylvania, and the bars of the U.S. Courts of Appeals for the 1st, 2nd, 3rd, 6th and 11th Circuits, and the U.S. District Courts for the Southern and Eastern Districts of New York, the Eastern District of Michigan and the Eastern District of Pennsylvania. Mr. Cohen received his undergraduate degree from Georgetown University and his Juris Doctor from the New York University School of Law. The Nominating Shareholder believes that Mr. Cohen will be a valuable addition to the Board due to his extensive experience representing investors in public companies and his expertise with corporate governance matters.

Robert C. Knapp, age 48, is the Founder and Managing Director of Ironsides Partners LLC, an investment firm and SEC-registered investment adviser. He has also serves as a director of MVC Capital, Inc. (NYSE:MVC), an externally managed, non-diversified closed-end management investment company, since 2003; Africa Opportunity Partners Ltd. and its related fund vehicles, including the Africa Opportunity Fund Ltd. (LSE: AOF), since 2007; and Castle Private Equity AG (SWX: CPEN), a Swiss investment company specializing in private equity investments, since 2012.  Mr. Knapp has also serves as an independent, non-executive director of Pacific Alliance Asia Opportunity Fund Ltd. (LSE: PAX) (and related fund vehicles) and its general partner, Pacific Alliance Group Asset Management Ltd., since 2010 and 2011, respectively. PAX is a listed feeder of a master fund investing in arbitrage and special situations in the Asian markets. In addition to the foregoing, Mr. Knapp holds volunteer board affiliations with the Regional Plan Association, Sea Education Association and Princeton-in-Asia. Mr. Knapp previously served as a Managing Director of Millennium Partners LP from 1997 to 2006.  He also previously served as a director of Pacific Alliance Investment Management Ltd, a privately-owned investment manager investing in the Asian markets, from 2005 to 2009, and Vietnam Opportunity Fund Limited (LSE: VOF), a diversified closed-end fund focusing on Vietnam, from 2003 to 2006. Mr. Knapp graduated from Princeton University with a degree in Electrical Engineering and earned a BA in Politics, Philosophy and Economics from Oxford University. The Nominating Shareholder believes that Mr. Knapp’s expertise in closed-end funds, emerging markets and corporate restructurings will greatly benefit the Board.

Neither Nomine currently holds, nor at any time has held, any position with the Fund. Neither Nominee oversees any portfolios in the Fund’s Fund Complex (as that term is defined Investment Company Act of 1940, as amended, and the rules promulgated thereunder).

As of the date hereof, the dollar range of equity securities of the Fund beneficially owned by the Nominees and the aggregate dollar range of equity securities in all funds to be overseen by the Nominees, is as follows:

Name of Nominee	Dollar Range of Equity Securities in the Company	Aggregate Dollar Range of Equity Securities in All Companies to be Overseen by the Nominee in Family of Investment Companies

Richard W. Cohen	None	None
Robert C. Knapp	Over $100,000	Over $100,000

As of the date hereof, Mr. Cohen does not own beneficially or of record any securities of the Fund and has not made any purchases or sales of any securities of the Fund during the past two years. Mr. Knapp, by virtue of his relationship with Ironsides, may be deemed to be the beneficial owner of the Shares owned by Ironsides Partners Opportunity Master Fund L.P. (“Ironsides Opportunity Fund”).  Mr. Knapp disclaims beneficial ownership of such Shares, except to the extent of his pecuniary interest therein.  The Nominees, as members of a “group” for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), may be deemed to be the beneficial owners of the Shares owned by the other members of the group.  For information regarding purchases and sales by the members of such group of securities of the Fund that the Nominees may be deemed to beneficially own, see Appendix C - Purchases and Sales in the Securities of the Fund During the Past Two Years.  The Nominees disclaim beneficial ownership of such securities.

Ironsides Opportunity Fund has signed a letter agreement, pursuant to which it agreed to indemnify Mr. Cohen against claims arising from the solicitation of proxies from the Fund’s shareholders in connection with the Annual Meeting and any related transactions.

Since the beginning of the Fund’s last two completed fiscal years, no officer of an investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund, or of a person directly or indirectly controlling, controlled by, or under common control thereby, serves, or has served, on the board of directors of a company of which the Nominee is an officer.

Each of the Nominees, if elected as a trustee of the Fund, would be an “independent director” within the meaning of (i) the New York Stock Exchange (“NYSE”) listing standards applicable to board composition, including NYSE 303A.01 and NYSE 303A.02 and (ii) Section 301 of the Sarbanes-Oxley Act of 2002.

Since the beginning of the Fund’s last two completed fiscal years, no Nominee nor any of his associates was a party to any transaction, or series of similar transactions or is a party to any currently proposed transaction, or series of similar transactions, in which the amount involved exceeded or is to exceed $120,000, to which (i) the Fund, (ii) any of its officers, (iii) any investment company, or officer thereof, or any person, or officer thereof, that would be an investment company but for the exclusions provided by Sections 3(c)(1) and (c)(7) of the Investment Company Act, having the same investment adviser, principal underwriter or Sponsoring Insurance Company or under the control of such investment adviser, principal underwriter or Sponsoring Insurance Company, as the Fund, (iv) the Fund’s investment adviser, principal underwriter or Sponsoring Insurance Company, or officer thereof, or (v) any person, or officer thereof, directly or indirectly controlling, controlled by, or under common control of the Fund’s investment adviser, principal underwriter, or Sponsoring Insurance Company, was or is to be a party.

No Nominee nor any of his Immediate Family Members (as such term is defined in Schedule 14A of the Exchange Act) has or has had any direct or indirect interest, the value of which exceeded or is to exceed $120,000, during the past five years, in (i) the Fund’s investment adviser, principal underwriter or Sponsoring Insurance Company; or (ii) any person (other than a registered investment company) directly or indirectly controlling, controlled by, or under common control with the Fund’s investment adviser, principal underwriter, or Sponsoring Insurance Company.

No Nominee nor any of his Immediate Family Members owns beneficially or of record any class of securities in (i) the Fund’s investment adviser, principal underwriter or Sponsoring Insurance Company; or (ii) any person (other than a registered investment company) directly or indirectly controlling, controlled by, or under common control with the Fund’s investment adviser, principal underwriter, or Sponsoring Insurance Company.

No Nominee nor any of his Immediate Family Members has, or has had since the beginning of the Fund’s last two completed fiscal years, or has currently proposed, any direct or indirect relationship, in which the amount involved exceeds $120,000, with any of the persons specified in paragraphs (b)(8)(i) through (b)(8)(viii) of Item 22 of Schedule 14A.

Other than as disclosed in this Proxy Statement, including the appendices attached hereto, and except for compensation received by Mr. Knapp as an employee of Ironsides Operations LLC, a subsidiary of Ironsides, there are no arrangements or understandings between Ironsides Opportunity Fund and the Nominees and any other person or persons pursuant to which the nominations are to be made by Ironsides Opportunity Fund.

Other than as stated in this Proxy Statement, including the appendices attached hereto, none of the Nominees will receive any compensation from Ironsides Opportunity Fund for his services as a trustee of the Fund, nor are there any arrangements or understandings between Ironsides Opportunity Fund and any of the Nominees or any other person or persons pursuant to which the nomination described herein is to be made, other than the consent by each of the Nominees to be named in this Proxy Statement and to serve as a trustee of the Fund if elected as such at the Annual Meeting.  Additionally, other than as stated in this Proxy Statement, none of the Nominees is a party adverse to the Fund or any of its subsidiaries or has a material interest adverse to the Fund or any of its subsidiaries in any material pending legal proceedings.

Ironsides Opportunity Fund expects that the Nominees will be able to stand for election, but, in the event that any Nominee is unable to serve or for good cause will not serve, the Shares represented by the enclosed GOLD proxy card will be voted for a substitute nominee.  In addition, Ironsides Opportunity Fund reserves the right to nominate substitute person(s) if the Fund makes or announces any changes to the Declaration of the Fund or its bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any of the Nominees.  In any such case, Shares represented by the GOLD proxy card will be voted for such substitute nominee(s).  Ironsides Opportunity Fund reserves the right to nominate additional person(s) if the Fund increases the size of the Board above its existing size, increases the number of directors whose terms expire at the Annual Meeting or calls a meeting to fill any vacancies on the Board.  Additional nominations made pursuant to the preceding sentence are without prejudice to the position of Ironsides Opportunity Fund that any attempt to increase the size of the current Board or to reconstitute or reconfigure the classes on which the current directors serve constitutes an unlawful manipulation of the Fund’s corporate machinery.

According to the Fund’s proxy statement for the Annual Meeting, the current Board intends to nominate three (3) candidates for election at the Annual Meeting. This Proxy Statement is soliciting proxies to elect only our Nominees. Accordingly, the enclosed GOLD proxy card may only be voted for our Nominees and does not confer voting power with respect to the Fund’s nominees. The participants in this solicitation presently intend to vote in favor of the Nominees. Shareholders should understand that by voting on the GOLD proxy card, they will be effectively disenfranchised with respect to the election of one (1) trustee since Ironsides Opportunity Fund is only nominating two (2) trustees.

YOU ARE URGED TO VOTE FOR THE ELECTION OF IRONSIDES OPPORTUNITY FUND’S NOMINEES ON THE ENCLOSED GOLD PROXY CARD.

VOTING AND PROXY PROCEDURES

The Fund has set the close of business on February 13, 2015 as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”).  Shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting.  According to the Fund, as of the Record Date, there were 137,221,372 Shares outstanding.

VOTES REQUIRED FOR APPROVAL

The presence, in person or by proxy, of shareholders entitled to cast not less than thirty percent (30%) of the votes entitled to be cast by all shareholders will constitute a quorum for the transaction of business at the Annual Meeting.

The election of the Nominees to the Board requires a plurality of votes cast at the Annual Meeting if a quorum is present.  Because three director seats are up for election at the 2015 Annual Meeting and potentially 5 director candidates will be submitted to shareholders for a vote, only the three director nominees receiving the highest number of affirmative votes cast “for” their election will be elected irrespective of whether any such highest vote director nominee receives a majority of the total votes affirmatively cast “for” his or her election.

The information set forth above regarding the votes required for approval of the proposal is based on information contained in the Fund’s proxy statement.  The incorporation of this information in this proxy statement should not be construed as an admission by us that such process and procedures are legal, valid or binding.

DISCRETIONARY VOTING

Shares held in “street name” and held of record by banks, brokers or nominees may not be voted by such banks, brokers or nominees unless the beneficial owners of such Shares provide them with instructions on how to vote.

See Appendix A - Information Concerning the Annual Meeting for additional and related information concerning the voting and proxy procedures for the Annual Meeting.

IF YOU WISH TO VOTE FOR THE ELECTION OF OUR NOMINEES TO THE BOARD, PLEASE VOTE YOUR SHARES BY TELEPHONE OR INTERNET (IRONSIDES OPPORTUNITY FUND WILL BE IDENTIFIED AS “OPPOSITION” ON PROXYVOTE.COM), AS DESCRIBED IN THE ENCLOSED GOLD PROXY CARD, OR BY SIGNING, DATING AND RETURNING PROMPTLY THE ENCLOSED GOLD PROXY CARD, IN THE POSTAGE-PAID ENVELOPE PROVIDED.

OTHER MATTERS, PARTICIPANT AND ADDITIONAL INFORMATION

Ironsides Opportunity Fund is unaware of any other matters to be considered at the Annual Meeting.  However, should other matters, which Ironsides Opportunity Fund is not aware of a reasonable time before this solicitation, be brought before the Annual Meeting, the persons named as proxies on the enclosed GOLD proxy card will vote on such matters in their discretion.

We are asking you to vote FOR the election of our Nominees.  The enclosed GOLD proxy card may only be voted for our Nominees and does not confer voting power with respect to the Fund’s nominees.  We intend to vote all of our Shares for the election of our Nominees and will not vote our Shares in favor of the Fund’s director nominees.

Ironsides Opportunity Fund has omitted from this Proxy Statement certain disclosure required by applicable law that is already included in the Fund’s proxy statement.  This disclosure includes, among other things, biographical information on the Fund’s directors and executive officers and information on committees of the Board.  Shareholders should refer to the Fund’s proxy statement in order to review this disclosure.

See Appendix B - Information Concerning the Participants for information concerning the participants in this solicitation.

See Appendix D - Security Ownership of Certain Beneficial Owners of this proxy statement for information regarding persons who beneficially own more than 5% of the Shares and the ownership of the Shares by the officers and directors of the Fund.

The information concerning the Fund contained in this Proxy Statement and the appendices attached hereto has been taken from, or is based upon, publicly available information.

IRONSIDES PARTNERS OPPORTUNITY MASTER FUND L.P.

March __, 2015

THIS SOLICITATION IS BEING MADE BY IRONSIDES OPPORTUNITY FUND AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OR MANAGEMENT OF THE FUND.  IRONSIDES OPPORTUNITY FUND IS NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING.  SHOULD OTHER MATTERS, WHICH IRONSIDES OPPORTUNITY FUND IS NOT AWARE OF WITHIN A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED GOLD PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

IRONSIDES OPPORTUNITY FUND URGES YOU TO VOTE IN FAVOR OF THE ELECTION OF IRONSIDES OPPORTUNITY FUND’S NOMINEES, EITHER BY TELEPHONE OR BY INTERNET AS DESCRIBED IN THE ENCLOSED GOLD PROXY CARD OR BY SIGNING, DATING AND RETURNING THE ENCLOSED GOLD PROXY CARD TODAY.

APPENDIX TO PROXY STATEMENT

FILED BY IRONSIDES PARTNERS OPPORTUNITY MASTER FUND L.P. RELATING TO
THE 2015 ANNUAL MEETING OF SHAREHOLDERS OF
PIMCO DYNAMIC CREDIT INCOME FUND 1

Appendix A - Information Concerning the Annual Meeting

Appendix B - Information Concerning the Participants

Appendix C - Purchases and Sales in Securities of the Fund
During the Past Two Years

Appendix D - Security Ownership of Certain Beneficial Owners

1 Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Proxy Statement.

APPENDIX A

INFORMATION CONCERNING THE ANNUAL MEETING

This proxy statement, including the appendices attached thereto (the “Proxy Statement”), relates to the 2015 Annual Meeting of Shareholders of PIMCO Dynamic Credit Income Fund (the “Fund”) scheduled to be held at the offices of Pacific Investment Management Company LLC, at 1633 Broadway, between West 50th and West 51st Streets, 42nd Floor, New York, New York 10019, on April 30, 2015, at 10:30 a.m., local time (including any adjournments or postponements thereof and any meeting which may be called in lieu thereof, the “Annual Meeting”).  The address of the principal executive offices of the Fund is 1633 Broadway, New York, New York 10019.

VOTING AND PROXY PROCEDURES

Shareholders, including those who expect to attend the Annual Meeting, are urged to vote their Shares today by following the instructions for Internet voting detailed on the enclosed GOLD proxy card, by calling the toll-free number contained therein, or by signing, dating and mailing the enclosed GOLD proxy card in the enclosed return envelope to Ironsides Partners Opportunity Master Fund L.P., c/o InvestorCom, Inc., in the enclosed postage-paid envelope.

Authorized proxies will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR the election of Ironsides Opportunity Fund’s nominees, Richard W. Cohen and Robert C. Knapp, and in the discretion of the persons named as proxies on all other matters as may properly come before the Annual Meeting.

According to the Fund’s proxy statement for the Annual Meeting, the current Board intends to nominate three (3) candidates for election at the Annual Meeting. This Proxy Statement is soliciting proxies to elect only our Nominees. Accordingly, the enclosed GOLD proxy card may only be voted for our Nominees and does not confer voting power with respect to the Fund’s nominees. The participants in this solicitation presently intend to vote in favor of the Nominees. Shareholders should understand that by voting on the GOLD proxy card, they will be effectively disenfranchised with respect to the election of one (1) director since Ironsides Opportunity Fund is only nominating two (2) directors. In the event that all or some of the Nominees are elected, there can be no assurance that the Fund’s nominee(s) who gets the most votes and elected to the Board will choose to serve as a trustee on the Board with the Nominees.

QUORUM

In order to conduct any business at the Annual Meeting, a quorum must be present in person or represented by valid proxies.  A quorum of shareholders is constituted by the presence in person or by proxy of the holders of Shares entitled to cast thirty percent (30%) of the votes entitled to be cast at the Annual Meeting.  According to the Fund’s proxy statement, if a quorum is not present at the Annual Meeting, the proxies named in the Fund’s proxy statement may propose to adjourn the Annual Meeting to permit the further solicitation of proxies to attain a quorum.

ABSTENTIONS; BROKER NON-VOTES

Broker-dealer firms holding shares of the Fund in “street name” for the benefit of their customers and clients will request instructions from such customers and clients prior to the Annual Meeting on how to vote their shares. Under the rules of the New York Stock Exchange (“NYSE”), in non-routine matters a broker member may not authorize any proxy without instructions from the customer.  Votes that, in accordance with the NYSE rules, are not cast by broker-dealer firms on those non-routine matters are called “broker non-votes.”

Abstentions and “broker non-votes” will be considered to be present at the Annual Meeting for purposes of determining the existence of a quorum.

REVOCATION OF PROXIES

Shareholders of the Fund may revoke their proxies at any time prior to exercise by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy), by delivering a later-dated proxy by Internet, by telephone or by mail, or by delivering a written notice of revocation.  The delivery of a later-dated proxy which is properly completed will constitute a revocation of any earlier proxy.  The revocation may be delivered either to Ironsides Opportunity Fund in care of InvestorCom, Inc. at the address set forth on the back cover of this appendix or to the Fund at 1633 Broadway, New York, New York 10019 or to any other address provided by the Fund.  Although a revocation is effective if delivered to the Fund, Ironsides Opportunity Fund requests that either the original or photostatic copies of all revocations be mailed to Ironsides Opportunity Fund in care of InvestorCom, Inc. at the address set forth on the back cover of this appendix so that Ironsides Opportunity Fund will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the record date of a majority of the outstanding Shares.  If you hold your Shares in street name, please check your voting instruction card or contact your bank, broker or nominee for instructions on how to change or revoke your vote.  Additionally, InvestorCom, Inc. may use this information to contact shareholders who have revoked their proxies in order to solicit later-dated proxies for the election of the Nominees and approval of other proposals described herein.

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to the Proxy Statement is being made by Ironsides Opportunity Fund.  Proxies may be solicited by mail, facsimile, telephone, Internet, in person and by advertisements.

Ironsides Opportunity Fund has entered into an agreement with InvestorCom, Inc. for solicitation and advisory services in connection with this solicitation, for which InvestorCom, Inc. will receive a fee not to exceed $50,000, together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws.  InvestorCom, Inc. will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders.  Ironsides Opportunity Fund has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the Shares they hold of record.  Ironsides Opportunity Fund will reimburse these record holders for their reasonable out-of-pocket expenses in so doing.  It is anticipated that InvestorCom, Inc. will employ approximately 30 persons to solicit the Fund’s shareholders for the Annual Meeting.

The entire expense of soliciting proxies is being borne by Ironsides Opportunity Fund.  Because Ironsides Opportunity Fund believes that the Fund’s shareholders will benefit from the solicitation, Ironsides Opportunity Fund intends to seek reimbursement from the Fund, to the fullest extent permitted by law, of all expenses it incurs in connection with the solicitation.  Ironsides Opportunity Fund does not intend to submit the question of such reimbursement to a vote of security holders of the Fund unless otherwise required by law.  Costs of the solicitation of proxies are currently estimated to be approximately $100,000.  Ironsides Opportunity Fund estimates that through the date hereof, its expenses in connection with the solicitation are approximately $30,000.

SHAREHOLDER PROPOSALS

Proposals of shareholders for consideration at the 2016 Annual Meeting of Shareholders, and for inclusion in the Fund’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, must be received by the Fund no later than the close of business on October 23, 2015, and must comply with the applicable rules of the SEC in order to be included in the Fund’s proxy statement and proxy relating to the 2016 Annual Meeting of Shareholders.

PROCEDURES FOR RECOMMENDING DIRECTOR CANDIDATES

Shareholders of the Fund wishing to recommend director candidates to the Nominating Committee must submit their recommendations in writing to the committee, c/o the Secretary, PIMCO Dynamic Credit Income Fund, 1633 Broadway, New York, New York 10019.

The Fund’s Nominating Committee will review and consider nominees recommended by shareholders to serve as Trustees, provided that the recommending shareholder follows the “Procedures for Shareholders to Submit Nominee Candidates for the PIMCO Sponsored Closed-End Funds,” which are set forth as Appendix B to the Fund’s Nominating Committee Charter. Among other requirements, these procedures provide that the recommending Shareholder must submit any recommendation in writing to the Fund, to the attention of the Fund’s Secretary, at the address of the principal executive offices of the Fund and that such submission must be received at such offices not less than 45 days nor more than 75 days prior to the date of the Board or shareholder meeting at which the nominee would be elected. Any recommendation must include certain biographical and other information regarding the candidate and the recommending shareholder, and must include a written and signed consent of the candidate to be named as a nominee and to serve as a Trustee if elected.

The Fund’s Nominating Committee has full discretion to reject nominees recommended by Shareholders, and there is no assurance that any such person properly recommended and considered by the Committee will be nominated for election to the Board.

The Fund’s Nominating Committee is responsible for reviewing and recommending qualified candidates to the Board in the event that a position is vacated or created or when Trustees are to be nominated for election by shareholders.

The Fund’s Nominating Committee requires that Trustee candidates have a college degree or equivalent business experience. When evaluating candidates, the Fund’s Nominating Committee may take into account a wide variety of factors including, but not limited to: (i) availability and commitment of a candidate to attend meetings and perform his or her responsibilities on the Board, (ii) relevant industry and related experience, (iii) educational background, (iv) financial expertise, (v) an assessment of the candidate’s ability, judgment and expertise and (vi) overall Board composition. The process of identifying nominees involves the consideration of candidates recommended by one or more of the following sources: (i) the Fund’s current Trustees, (ii) the Fund’s officers, (iii) the Fund’s shareholders and (iv) any other source the committee deems to be appropriate. The Fund’s Nominating Committee may, but is not required to, retain a third party search firm at the Fund’s expense to identify potential candidates.

The information set forth above regarding the procedures for submitting shareholder nominations and proposals for consideration at the Fund’s 2016 annual meeting of shareholders is based on information contained in the Fund’s definitive proxy statement.  The incorporation of this information in this proxy statement should not be construed as an admission by us that such procedures are legal, valid or binding.

APPENDIX B

INFORMATION CONCERNING THE PARTICIPANTS

Ironsides Partners LLC, a Delaware limited liability company (“Ironsides”), Ironsides Partners Opportunity Master Fund L.P., an exempted limited partnership organized under the laws of the Cayman Islands (“Ironsides Opportunity Fund”), Ironsides Partners Opportunity Fund GP LLC, a Delaware limited liability company (“Ironsides GP”), RCK Holdings LLC, a Delaware limited liability company (“RCK Holdings”).  Ironsides, Ironsides Opportunity Fund, Ironsides GP, RCK Holdings and the Nominees are members of a group (the “Group”) formed in connection with this proxy solicitation and are deemed participants in this proxy solicitation.

As of the date hereof, the Group collectively owns an aggregate of 239,818 Shares, constituting less than 1% of the Shares outstanding.  Each member of the Group, as a member of a “group” for purposes of Rule 13d-5(b)(1) of the Exchange Act, may be deemed to beneficially own the Shares owned by the Group.  Each member of the Group specifically disclaims beneficial ownership of the Shares disclosed herein that he, she or it does not directly own.  See Appendix C - Purchases and Sales in Securities of the Fund During the Past Two Years for information regarding purchases and sales of securities of the Fund during the past two years by the members of the Group.

The principal business of Ironsides Opportunity Fund is investing in securities. The principal business of Ironsides GP is serving as the general partner of Ironsides Opportunity Fund. Ironsides is a registered investment adviser and serves as the investment adviser to Ironsides Opportunity Fund. RCK Holdings serves as the Managing Member of Ironsides GP and the Manager of Ironsides. Mr. Knapp serves as the Manager of each of Ironsides GP and RCK Holdings and the Managing Director of Ironsides.

The principal business address of each of Ironsides Opportunity Fund, Ironsides GP, Ironsides, RCK Holdings and Mr. Knapp is c/o Ironsides Partners LLC, 100 Summer Street, Suite 2705, Boston, Massachusetts 02110.

As of the date hereof, Ironsides Opportunity Fund owned 239,818 Shares, including 1,000 Shares which are held in record name. Ironsides GP, Ironsides and RCK Holdings may be deemed to beneficially own the 239,818 Shares owned by Ironsides Opportunity Fund.  By virtue of his relationship with Ironsides Opportunity Fund, Mr. Knapp may be deemed to beneficially own the 239,818 Shares beneficially owned by Ironsides Opportunity Fund. Mr. Knapp disclaims beneficial ownership of such Shares, except to the extent of his pecuniary interests therein.

None of the other Nominees owns beneficially or of record any Shares.

The Shares purchased by the Ironsides Opportunity Fund were purchased with working capital (which may, at any given time, include margin loans made by brokerage firms in the ordinary course of business).

Ironsides Opportunity Fund has a signed letter agreement with Mr. Cohen pursuant to which it agrees to indemnify Mr. Cohen against claims arising from the solicitation of proxies from the Fund’s shareholders in connection with the Annual Meeting and any related transactions.

Except as set forth in the Proxy Statement, (i) during the past 10 years, no participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no participant in this solicitation directly or indirectly beneficially owns any securities of the Fund; (iii) no participant in this solicitation owns any securities of the Fund which are owned of record but not beneficially; (iv) no participant in this solicitation has purchased or sold any securities of the Fund during the past two years; (v) no part of the purchase price or market value of the securities of the Fund owned by any participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Fund, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any participant in this solicitation owns beneficially, directly or indirectly, any securities of the Fund; (viii) no participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Fund; (ix) no participant in this solicitation or any of his/her/its associates was a party to any transaction, or series of similar transactions, since the beginning of the Fund’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Fund or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no participant in this solicitation or any of his/her/its associates has any arrangement or understanding with any person with respect to any future employment by the Fund or its affiliates, or with respect to any future transactions to which the Fund or any of its affiliates will or may be a party; and (xi) no person, including the participants in this solicitation, who is a party to an arrangement or understanding pursuant to which either of the Nominees is proposed to be elected has a substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted on at the Annual Meeting.  There are no material proceedings to which any of the participants in this solicitation or any of their associates is a party adverse to the Fund or any of its subsidiaries or has a material interest adverse to the Fund or any of its subsidiaries.  With respect to each of the participants in the solicitation, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act, occurred during the past ten years.

B-1

Ironsides Opportunity Fund expects that the Nominees will be able to stand for election, but, in the event that any of the Nominees is unable to serve or for good cause will not serve, the Shares represented by the enclosed GOLD proxy card will be voted for a substitute nominee.  In addition, Ironsides Opportunity Fund reserves the right to nominate substitute person(s) if the Fund makes or announces any changes to the Declaration of the Fund or to the Fund’s bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any of the Nominees.  In any such case, Shares represented by the GOLD proxy card will be voted for such substitute nominee.  Ironsides Opportunity Fund reserves the right to nominate additional person(s) if the Fund increases the size of the Board above its existing size, increases the number of directors whose terms expire at the Annual Meeting or calls a meeting to fill any vacancies on the Board.  Additional nominations made pursuant to the preceding sentence are without prejudice to the position of Ironsides Opportunity Fund that any attempt to increase the size of the current Board or to reconstitute or reconfigure the classes on which the current directors serve constitutes an unlawful manipulation of the Fund’s corporate machinery.

While the Nominees, if elected, will use their best efforts on behalf of the Fund, there can be no assurance that the election of our Nominees will improve the Fund’s business or otherwise enhance shareholder value.  Your vote to elect the Nominees will have the legal effect of replacing incumbent directors of the Fund with our Nominees.

B-2

APPENDIX C

PURCHASES AND SALES IN THE SECURITIES OF THE FUND
DURING THE PAST TWO YEARS1

Shares of Common Stock Purchased / (Sold)	Date of Purchase / Sale

IRONSIDES PARTNERS OPPORTUNITY MASTER FUND L.P.

5,280	08/09/2013
10,000	08/13/2013
14,720	08/15/2013
17,000	08/19/2013
17,021	08/30/2013
8,600	09/18/2013
(25,621)	09/24/2013
(24,379)	09/24/2013
(20,700)	09/25/2013
(1,921)	09/30/2013
10,000	12/12/2014
15,000	12/15/2014
10,000	12/16/2014
14,200	12/17/2014
50,800	01/15/2015
31,273	01/22/2015
68,502	03/02/2015
15,043	03/04/2015
25,000	03/05/2015

1 All of such transactions were in common shares of the Fund.

C-1

APPENDIX D

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following information is reprinted from the Fund’s Definitive Proxy Statement filed with the
Securities and Exchange Commission on February 18, 2015

As of January 31, 2015, the Trustees, Board Nominees and the officers of the Fund as a group and individually beneficially owned less than one percent (1%) of the Fund’s outstanding Shares and, to the knowledge of the Fund, no person beneficially owned more than five percent (5%) of the outstanding Shares of the Fund.

The following table states the dollar range of equity securities beneficially owned as of December 31, 2014 by each Trustee and Board Nominee of the Fund and, on an aggregate basis, of any registered investment companies overseen by the Trustees in the “family of investment companies,” including the Fund.

Beneficial Owner	Dollar Range of Equity Securities in the Fund*	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Trustee/ Board Nominee in the Family of Investment Companies*
Independent Trustees/Board Nominees
Hans W. Kertess	None	Over $100,000
Deborah A. DeCotis	None	Over $100,000
Bradford K. Gallagher	None	Over $100,000
James A. Jacobson	None	Over $100,000
William B. Ogden, IV	None	$50,001-$100,000
Alan Rappaport	None	$50,001-$100,000
Interested Trustees/Board Nominees
John C. Maney	$50,001-$100,000	Over $100,000
Craig A. Dawson	Over $100,000	Over $100,000
_______________
*	Securities valued as of December 31, 2014

To the knowledge of the Fund, as of December 31, 2014, Trustees and Board Nominees who are Independent Trustees or Independent Board Nominees and their immediate family members did not own securities of an investment adviser or principal underwriter of the Fund or a person (other than a registered investment company) directly or indirectly controlling, controlled by, or under common control with an investment adviser or principal underwriter of the Fund.

Mr. Ogden owns a less than 1% limited liability company interest in PIMCO Global Credit Opportunity Onshore Fund LLC, a PIMCO-sponsored private investment vehicle.

D-1

IMPORTANT

Tell your Board what you think!  Your vote is important.  No matter how many Shares you own, please give Ironsides Opportunity Fund your proxy FOR the election of Ironsides Opportunity Fund’s Nominees by voting your Shares by telephone or Internet as described in the enclosed GOLD proxy card or by signing and dating the enclosed GOLD proxy card, and returning it in the postage-paid envelope provided.

If any of your Shares are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such Shares and only upon receipt of your specific instructions.  Accordingly, please contact the person responsible for your account and instruct that person to execute the GOLD proxy card.  In addition, if you hold your Shares in a brokerage or bank account, your broker or bank may allow you to provide your voting instructions by telephone or Internet.  Please consult the materials you receive from your broker or bank prior to authorizing a proxy by telephone or Internet.  Ironsides Opportunity Fund urges you to confirm in writing your instructions to Ironsides Opportunity Fund in care of InvestorCom, Inc. at the address provided below so that Ironsides Opportunity Fund will be aware of all instructions given and can attempt to ensure that such instructions are followed.

If you have any questions or need assistance voting your shares, please call:

InvestorCom, Inc.
65 Locust Avenue, Third Floor
New Canaan, CT 06840

Shareholders Call Toll-Free at: (877) 972-0090
Banks and Brokers Call Collect at: (203) 972-9300

GOLD PROXY CARD

PRELIMINARY COPY SUBJECT TO COMPLETION

PIMCO DYNAMIC CREDIT INCOME FUND

2015 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF IRONSIDES PARTNERS OPPORTUNITY MASTER FUND L.P.

THE BOARD OF TRUSTEES OF PIMCO DYNAMIC CREDIT INCOME FUND IS NOT SOLICITING THIS PROXY

P            R            O            X            Y

The undersigned appoints Robert C. Knapp and Gustavo Resendiz, and each of them, as attorneys and agents with full power of substitution to vote all common shares of PIMCO Dynamic Credit Income Fund (the “Fund”) which the undersigned would be entitled to vote if personally present at the 2015 Annual Meeting of Shareholders of the Fund scheduled to be held at the offices of Pacific Investment Management Company LLC, at 1633 Broadway, between West 50th and West 51st Streets, 42nd Floor, New York, New York 10019, on April 30, 2015, at 10:30 a.m., local time (including any adjournments or postponements thereof and any meeting called in lieu thereof, the “Annual Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the common shares of the Fund held by the undersigned, and hereby ratifies and confirms all action the herein named attorney and proxy, his substitute, or any of them may lawfully take by virtue hereof.  If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorney and proxy or his substitute with respect to any other matters as may properly come before the Annual Meeting that are unknown to Ironsides Partners Opportunity Master Fund L.P. (“Ironsides Opportunity Fund”) a reasonable time before this solicitation.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1.

This Proxy will be valid until the completion of the Annual Meeting.  This Proxy will only be valid in connection with Ironsides Opportunity Fund’s solicitation of proxies for the Annual Meeting.

IMPORTANT:  PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

GOLD PROXY CARD

[X] Please mark vote as in this example

IRONSIDES OPPORTUNITY FUND RECOMMENDS A VOTE FOR ITS NOMINEES.

1. Ironsides Opportunity Fund’s proposal to elect Richard W. Cohen and Robert C. Knapp as trustees of the Fund.

	FOR NOMINEE	WITHHOLD AUTHORITY TO VOTE FOR NOMINEE
Nominee: Richard W. Cohen	[ ]	[ ]
Nominee: Robert C. Knapp	[ ]	[ ]

There is no assurance that any of the candidates who have been nominated by the Fund will serve as trustees if our Nominees are elected.

DATED:  ____________________________

____________________________________
(Signature)

____________________________________
(Signature, if held jointly)

____________________________________
(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN.  EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING.  PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.